UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

February 13, 2015

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2015, Callon Petroleum Company (“Callon”) announced the resignation of Bobby F. Weatherly as an employee of Callon effective February 15, 2015. The press release has been filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Mr. Weatherly’s resignation described above was not a result of any disagreements with Callon on any matter relating to Callon’s operations, policies or practices. Mr. Weatherly remains as a consultant to and Corporate Secretary of the Company.  The consulting agreement is an oral agreement that can be terminated at any time by either party.  Mr. Weatherly will be paid a consulting fee of $25,000 per month prior to the termination of the agreement and will be entitled to remain on Callon’s health insurance plan.

In connection with his resignation, Callon will make a lump sum payment to Mr. Weatherly of $266,000.  In addition, pursuant to their terms, all awards to Mr. Weatherly made pursuant to Callon’s Long Term Incentive Plans will vest upon retirement.  Mr. Weatherly will also be entitled to receive incentive compensation awards for his services in 2014, as determined by the Compensation Committee.

Item 7.01.  Regulation FD Disclosure

On February 13, 2015, Callon Petroleum Company ("the Company") issued a press release announcing the resignation of Bobby F. Weatherly as an employee of Callon. The press release is included herein as Exhibit 99.1. It shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

13
Exhibit Number	Title of Document

99.1	Press release dated February 13, 2015 announcing the resignation of Bobby F. Weatherly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5
Callon Petroleum Company
(Registrant)

February 17, 2015	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

13
Exhibit Number	Title of Document

99.1	Press release dated February 13, 2015 announcing the resignation of Bobby F. Weatherly.